EXHIBIT 10.8

THE HOWARD HUGHES CORPORATION
AMENDMENT NO. 1 TO NONQUALIFIED EMPLOYEE STOCK OPTION AGREEMENT

THIS AMENDMENT TO NO. 1 NONQUALIFIED EMPLOYEE STOCK OPTION AGREEMENT (this “Amendment”), dated as of February 12, 2020, is entered into by and between The Howard Hughes Corporation, a Delaware corporation (the “Company”), and Saul Scherl (“Optionee”).

RECITALS

WHEREAS, the Company and Optionee entered into that certain Nonqualified Employee Stock Option Agreement dated as of January 25, 2016 (the “Agreement”); and

WHEREAS, the Company and Optionee desire to amend the terms of the Agreement to provide Optionee with the right to exercise the Option Shares up to or on the Date of Expiration, regardless of Optionee’s employment status with the Company.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Optionee hereby agree as follows:

1.Capitalized Terms. Capitalized terms not otherwise defined herein shall have the same meanings as in the Agreement or The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan (the “Plan”), as applicable.

2.Amendment. Section 7 of the Agreement shall be deleted in its entirety and replaced with the following:

“Section 7. Termination. Notwithstanding anything else to the contrary set forth in the Agreement, the Option shall terminate only upon the earlier of the Date of Expiration and the date that the Option is terminated under the circumstances described in Section 13.2 of the Plan. The Optionee may exercise all or any portion of the Option Shares any time after December 15, 2020 and on or before the termination of the Option even if the Optionee is no longer employed by the Company for any reason.”

3.No Other Changes. Except as provided in this Amendment, the Agreement remains in full force and effect.

4.Interpretation. The interpretation and construction of this Amendment by the Committee shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

5.No Other Changes. Except as provided in this Amendment, the Agreement remains in full force and effect.

6.Interpretation. The interpretation and construction of this Amendment by the Committee shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

7.Governing Law. This Amendment is made under, and shall be construed in accordance with, the laws of the State of Delaware.

8.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Remainder of Page Intentionally Left Blank; Signature Page Follow

Executed in the name and on behalf of the Company, as of the date first written above.

THE HOWARD HUGHES CORPORATION

By: /s/ Paul Layne
Name: Paul Layne
Title: Chief Financial Officer

The undersigned Optionee hereby acknowledges receipt of an executed original of this Amendment and accepts the right to receive the Option subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

/s/ Saul Scherl
Saul Scherl (Optionee)

Date:    February 12, 2020